                                                                   EXHIBIT 10.87



===============================================================================








                          LOAN AND SECURITY AGREEMENT

                                by and between

                                  P-COM, INC.

                                      and

                         P-COM NETWORK SERVICES, INC.

                                 as Borrowers

                                      and

                         FOOTHILL CAPITAL CORPORATION

                                   as Lender

                          Dated as of March 29, 2001









================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                     Page(s)
                                                                                     -------
1.   DEFINITIONS AND CONSTRUCTION....................................................   1
     1.1   Definitions...............................................................   1
     1.2   Accounting Terms..........................................................  17
     1.3   Code......................................................................  17
     1.4   Construction..............................................................  17
     1.5   Schedules and Exhibits....................................................  17

2.   LOAN AND TERMS OF PAYMENT.......................................................  17
     2.1   Revolving Advances........................................................  17
     2.2   Intentionally Omitted.....................................................  18
     2.3   Borrowing Procedures and Settlements......................................  18
     2.4   Payments..................................................................  19
     2.5   Overadvances..............................................................  20
     2.6   Interest:  Rates, Payments, and Calculations..............................  20
     2.7   Collection of Accounts....................................................  21
     2.8   Crediting Payments; Application of Collections............................  21
     2.9   Designated Account........................................................  22
     2.10  Maintenance of Loan Account; Statements of Obligations....................  22
     2.11  Fees......................................................................  22
     2.12  LIBOR Options.............................................................  23
     2.13  Capital Requirements......................................................  25
     2.14  Joint and Several Liability of Borrowers..................................  26

3.   CONDITIONS; TERM OF AGREEMENT...................................................  28
     3.1   Conditions Precedent to the Initial Advance...............................  28
     3.2   Conditions Precedent to all Advances......................................  30
     3.3   Conditions Subsequent.....................................................  30
     3.4   Term......................................................................  31
     3.5   Effect of Termination.....................................................  31
     3.6   Early Termination by Borrowers............................................  32
     3.7   Termination Upon Event of Default.........................................  32

4.   CREATION OF SECURITY INTEREST...................................................  32
     4.1   Grant of Security Interest................................................  32
     4.2   Negotiable Collateral.....................................................  32
     4.3   Collection of Accounts, General Intangibles, and Negotiable Collateral....  32
     4.4   Delivery of Additional Documentation Required.............................  33
     4.5   Power of Attorney.........................................................  33
     4.6   Right to Inspect..........................................................  34
     4.7   Control Agreements........................................................  34

5.   REPRESENTATIONS AND WARRANTIES..................................................  34
     5.1    No Encumbrances..........................................................  34

     5.2    Eligible Accounts........................................................  34
     5.3    Inventory................................................................  35
     5.4    Equipment................................................................  35
     5.5    Location of Inventory and Equipment......................................  35
     5.6    Inventory Records........................................................  35
     5.7    Location of Chief Executive Office; FEIN.................................  35
     5.8    Due Organization and Qualification; Subsidiaries.........................  36
     5.9    Due Authorization; No Conflict...........................................  36
     5.10   Litigation...............................................................  37
     5.11   No Material Adverse Change...............................................  37
     5.12   Solvency.................................................................  37
     5.13   Employee Benefits........................................................  37
     5.14   Environmental Condition..................................................  37
     5.15   Brokerage Fees...........................................................  38
     5.16   Intellectual Property....................................................  38
     5.17   Leases...................................................................  38
     5.18   DDAs.....................................................................  38
     5.19   Complete Disclosure......................................................  38
     5.20   Indebtedness.............................................................  38

6.   AFFIRMATIVE COVENANTS...........................................................  38
     6.1    Accounting System........................................................  39
     6.2    Collateral Reporting.....................................................  39
     6.3    Financial Statements, Reports, Certificates..............................  40
     6.4    Intentionally Omitted....................................................  42
     6.5    Returns..................................................................  42
     6.6    Title to Equipment.......................................................  42
     6.7    Maintenance of Equipment.................................................  42
     6.8    Taxes....................................................................  42
     6.9    Insurance................................................................  43
     6.10   No Setoffs or Counterclaims..............................................  44
     6.11   Location of Inventory and Equipment......................................  44
     6.12   Compliance with Laws.....................................................  44
     6.13   Intentionally Omitted....................................................  44
     6.14   Leases...................................................................  44
     6.15   Litigation...............................................................  44

7.   NEGATIVE COVENANTS..............................................................  44
     7.1    Indebtedness.............................................................  44
     7.2    Liens....................................................................  45
     7.3    Restrictions on Fundamental Changes......................................  45
     7.4    Disposal of Assets.......................................................  45
     7.5    Change Name..............................................................  45
     7.6    Guarantee................................................................  45
     7.7    Nature of Business.......................................................  45
     7.8    Prepayments and Amendments...............................................  45
     7.9    Change of Control........................................................  46

     7.10   Consignments.............................................................  46
     7.11   Distributions............................................................  46
     7.12   Accounting Methods.......................................................  46
     7.13   Investments..............................................................  46
     7.14   Transactions with Affiliates.............................................  46
     7.15   Suspension...............................................................  46
     7.16   Intentionally Omitted....................................................  46
     7.17   Use of Proceeds..........................................................  47
     7.18   Change in Location of Chief Executive Office; Inventory and Equipment
            with Bailees.............................................................  47
     7.19   Securities Accounts......................................................  47
     7.20   Financial Covenants......................................................  47
     7.21   Capital Expenditures.....................................................  48

8.   EVENTS OF DEFAULT...............................................................  48

9.   FOOTHILL'S RIGHTS AND REMEDIES..................................................  50
     9.1    Rights and Remedies......................................................  50
     9.2    Remedies Cumulative......................................................  52

10.  TAXES AND EXPENSES..............................................................  52

11.  WAIVERS; INDEMNIFICATION........................................................  53
     11.1   Demand; Protest; etc.....................................................  53
     11.2   Foothill's Liability for Collateral......................................  53
     11.3   Indemnification..........................................................  53

12.  NOTICES.........................................................................  53

13.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER......................................  54

14.  ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS......................................  55
     14.1   Assignments and Participations...........................................  55
     14.2   Successors...............................................................  57

15.  AMENDMENTS; WAIVERS.............................................................  57
     15.1   Amendments and Waivers...................................................  57
     15.2   No Waivers; Cumulative Remedies..........................................  57

16.  GENERAL PROVISIONS..............................................................  57
     16.1   Effectiveness............................................................  57
     16.2   Destruction of Borrowers' Documents......................................  57
     16.3   Section Headings.........................................................  58
     16.4   Interpretation...........................................................  58
     16.5   Severability of Provisions...............................................  58
     16.6   Withholding Taxes........................................................  58
     16.7   Counterparts; Telefacsimile Execution....................................  58
     16.8   Revival and Reinstatement of Obligations.................................  59

     16.9   Integration..............................................................  59
     16.10  P-Com as Agent for Borrowers.............................................  59

          SCHEDULES AND EXHIBITS
          ----------------------

Schedule C-1     Investment Property
Schedule E-1     Places of Business/Inventory
Schedule P-1     Permitted Liens
Schedule 5.8     Subsidiaries
Schedule 5.10    Litigation
Schedule 5.16    Intellectual Property
Schedule 5.18    Bank Accounts (DDAs)
Schedule 5.20    Indebtedness
Schedule 6.11    Location of Inventory and Equipment

Exhibit C-1      Form of Compliance Certificate
Exhibit P-1      Closing Date Business Plan

                          LOAN AND SECURITY AGREEMENT
                          ---------------------------

     THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of March 29, 2001, between and among FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), P-COM NETWORK SERVICES, INC., a Delaware corporation ("Network") and P-COM, INC., a Delaware corporation ("P-Com;" P-Com and Network are referred to hereinafter each individually as a "Borrower" and collectively, jointly and severally as the "Borrowers").

     The parties agree as follows:

     1.   DEFINITIONS AND CONSTRUCTION.

          1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

          "Account Debtor" means any Person who is or who may become obligated
           --------------
under, with respect to, or on account of, an Account.

          "Accounts" means all of Borrowers' now owned or hereafter acquired
           --------
right, title, and interest with respect to "accounts" (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

          "Administrative Borrower" has the meaning set forth in Section
           -----------------------                               -------
16.10.
-----

          "Advances" has the meaning set forth in Section 2.1(a).
           --------                               --------------

          "Affiliate" means, as applied to any Person, any other Person who
           ---------
directly or indirectly controls, is controlled by, is under common control with or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote 25% or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a Person; provided, however, that in any event (a) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person; and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person.

          "Agreement" has the meaning set forth in the preamble hereto.
           ---------

          "Applicable LIBOR Rate Margin" means (i) three and one quarter (3.25)
           ----------------------------
percentage points for the period commencing upon the Closing Date until the date Foothill receives the Borrowers' financial statements for the quarter ending March 31, 2001, and (ii) from and after the date Foothill receives Borrowers' financial statements for the quarter ending March 31, 2001, the Applicable LIBOR Rate Margin shall be calculated based upon a comparison of (y) Borrowers' actual EBITDA for the four quarters of fiscal year 2001 on a cumulative basis, and as of the end of each fiscal quarter commencing with the quarter ending

March 31, 2001, the EBITDA for the prior twelve month period then ended, to the
(z) the projected EBITDA set forth in the Business Plan for such period as follows:


          Percentage of EBITDA to Plan                         Applicable Margin
          ----------------------------                         -----------------
          If actual EBITDA is more than
          125% of the Plan EBITDA.....................                3.00

          If actual EBITDA is less than 125%,
          but more than 75%, of Plan EBITDA...........                3.25

          If actual EBITDA is less than
          75% of Plan EBITDA..........................                3.50


          If Administrative Borrower fails to timely deliver the Projections required pursuant to Section 6.3(g) or if Foothill does not find the Projections delivered pursuant to that section to be satisfactory, then until satisfactory Projections are delivered to Foothill and accepted by Foothill, the Applicable LIBOR Rate Margin shall equal three and one half (3.50) percentage points.

          "Applicable Reference Rate Margin" means (i) three quarters (.75) of a
           --------------------------------
percentage point for the period commencing upon the Closing Date until the date Foothill receives the Borrowers' financial statements for the quarter ending March 31, 2001, and (ii) from and after the date Foothill receives Borrowers' financial statements for the quarter ending March 31, 2001, the Applicable Reference Rate Margin shall be calculated based upon a comparison of (y) Borrowers' actual EBITDA for the four quarters of fiscal year 2001 on a cumulative basis, and as of the end of each fiscal quarter commencing with the quarter ending March 31, 2001, the EBITDA for the prior twelve month period then ended, to the (z) projected EBITDA set forth in the Business Plan for such period as follows:

          Percentage of EBITDA to Plan                         Applicable Margin
          ----------------------------                         ----------------
          If actual EBITDA is more than
          125% of the Plan EBITDA.....................               0.50

          If actual EBITDA is less than 125%,
          but more than 75%, of Plan EBITDA...........               0.75

          If actual EBITDA is less than
          75% of Plan EBITDA..........................               1.00

          If Administrative Borrower fails to timely deliver the Projections required pursuant to Section 6.3(g) or if Foothill does not find the Projections delivered pursuant to that section to be satisfactory, then until satisfactory Projections are delivered to Foothill and accepted by Foothill, the Applicable Reference Rate Margin shall equal one (1.00) percentage point.

          "Authorized Person" means any officer or other employee of
           -----------------
Administrative Borrower.

          "Availability" means, as of the date of determination, the result (so
           ------------
long as such result is a positive number) of (a) the lesser of the Borrowing Base and the Maximum Amount, less (b) the amount of outstanding Advances.
                             ----

          "Average Unused Portion of the Maximum Amount" means, as of any date
           --------------------------------------------
of determination, (a) the Maximum Amount, less (b) the average Daily Balance of
                                          ----
Advances that were outstanding during the immediately preceding month.

          "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C.
           ---------------
(S) 101 et seq.), as amended, and any successor statute.
        -- ---

          "Base LIBOR Rate" means the rate per annum, calculated by Foothill
           ---------------
based on the USD British Banker's Association's determination (as quoted in various Publications, including Bloomberg), or if such quotation becomes unavailable for Foothill to obtain, then the Base LIBOR Rate shall be determined by Foothill in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/16%), on the basis of the rates at which Dollar deposits are offered to major banks in the London interbank market on or about 11:00 a.m. (California time) 2 Business Days prior to the commencement of the applicable Interest Period, for a term and in amounts comparable to the Interest Period and amount of the LIBOR Rate Loan requested by Administrative Borrower in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.

          "Benefit Plan" means a "defined benefit plan" (as defined in Section
           ------------
3(35) of ERISA) for which any Borrower, any Subsidiary of any Borrower, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

          "Board of Directors" means, individually, the board of directors of
           ------------------
each Borrower or any committee thereof duly authorized to act on behalf thereof.

          "Borrower" and "Borrowers" have the meanings set forth in the
           --------       ---------
preamble to this Agreement.

          "Borrowers' Books" means all of each Borrower's books and records
           ----------------
including: ledgers; records indicating, summarizing, or evidencing any Borrower's properties or assets (including the Collateral) or liabilities; all information relating to any Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

          "Borrowing Base" has the meaning set forth in Section 2.1(a).
           --------------                               --------------

          "Business Day" means any day that is not a Saturday, Sunday, or other
           ------------
day on which national banks are authorized or required to close, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

          "Business Plan" means (y) for the period commencing on the Closing Date and concluding on the last day of the Borrowers' 2002 fiscal year, the Closing Date Business Plan, and (z) for the period commencing on the first day of Borrowers' 2003 fiscal year through the Maturity Date, the Projections delivered to and accepted by Foothill pursuant to Section 6.3(g).

          "Capital Lease" means a lease that is required to be capitalized for
           -------------
financial reporting purposes in accordance with GAAP.

          "Capitalized Lease Obligation" means any Indebtedness represented
           ----------------------------
by obligations under a Capital Lease.

          "Cash Equivalents" means (a) marketable direct obligations issued or
           ----------------
unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's,
(c) commercial paper maturing no more than 1 year from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 or P-1, or better, from S&P or Moody's, (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof either (i) issued by any bank organized under the laws of the United States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody's, or (ii) certificates of deposit less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation, and (e) any investment property listed on Schedule C-1.
                                  ------------

          "Change of Control" shall be deemed to have occurred at such time as
           -----------------
(a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of 25%, or more, of the Stock of either Borrower having the right to vote for the election of members of the Board of Directors of such Borrower, or
(b) any Borrower ceases to directly own and control 100% of the outstanding capital Stock of each of its Subsidiaries extant as of the Closing Date.

          "Closing Date" means March 30, 2001.
           ------------

          "Closing Date Business Plan" means the set of Projections of Borrowers
           --------------------------
for the period following the Closing Date and continuing through the close of Borrower's 2002 fiscal year (on a quarter by quarter basis), in form and substance (including as to scope and underlying assumptions) satisfactory to Foothill and attached hereto as Exhibit P-1.
                                -----------

          "Code" means the California Uniform Commercial Code.
           ----

          "Collateral" means all of each Borrower's now owned or hereafter
           ----------
acquired right, title, and interest in and to each of the following:

          (a)  the Accounts,

          (b)  Borrowers' Books,

          (c)  the Equipment,

          (d)  the General Intangibles,

          (e)  the Inventory,

          (f)  the Investment Property,

          (g)  the Negotiable Collateral,

          (h)  intentionally omitted,

          (i) any money, or other assets of each Borrower that now or hereafter come into the possession, custody, or control of Foothill, and

          (j) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, each Borrowers' Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

          "Collateral Access Agreement" means a landlord waiver, mortgagee
           ---------------------------
waiver, bailee letter, or acknowledgment agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Foothill.

          "Collections" means all cash, checks, notes, instruments, and other
           -----------
items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of Borrowers.

          "Compliance Certificate" means a certificate substantially in the form
           ----------------------
of Exhibit C-1 and delivered by the chief financial officer of the Administrative Borrower to Foothill.

          "Control Agreements" means those certain control agreements between
           ------------------
Foothill and Wells Fargo, Union Bank of California, Barclays Bank PLC and such other institutions where any Borrower maintains its investments.

          "Daily Balance" means, with respect to each day during the term of
           -------------
this Agreement, the amount of an Obligation owed at the end of such day.

          "DDA" means any checking or other demand deposit account
           ---
maintained by any Borrower.

          "Default" means an event, condition, or default that, with the giving
           -------
of notice, the passage of time, or both, would be an Event of Default.

          "Designated Account" means account number 6450148294 of Administrative
           ------------------
Borrower maintained with the Designated Account Bank, or such other deposit account of Administrative Borrower (located within the United States) which has been designated, in writing and from time to time, by Administrative Borrower to Foothill.

          "Designated Account Bank" means Union Bank of California, whose office
           -----------------------
is located at 99 Almaden Boulevard, 2nd Floor, San Jose, California 95113-1687, and whose ABA number is 122000496.

          "Dilution" means, as of the date of determination, a percentage, based
           --------
upon the experience of the immediately prior twelve months, which is the result of dividing the Dollar amount of (a) write-offs against Borrowers' accounts receivable reserve, discounts, advertising allowances, returns, promotions, credits, or other dilutive items with respect to the Accounts during such period, by (b) Borrowers' Collections with respect to Accounts during such period (excluding extraordinary items) plus the Dollar amount of clause (a).

          "Dilution Reserve" means, as of any date of determination, an amount
           ----------------
sufficient to reduce Foothill's advance rate against Eligible Accounts by one percentage point for each percentage point by which Dilution is in excess of 5%.

          "Disbursement Letter" means an instructional letter executed and
           -------------------
delivered by Administrative Borrower to Foothill regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be satisfactory to Foothill.

          "Dollars or $" means United States dollars.
           ------------

          "Due Diligence Letter" means the due diligence letter sent by
           --------------------
Foothill's counsel to Administrative Borrower, together with Administrative Borrower's completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Foothill.

          "Early Termination Premium" has the meaning set forth in Section
           -------------------------                               -------
3.6.
---

          "EBITDA" means P-Com's and its Subsidiaries consolidated net earnings
           ------
(or loss), minus extraordinary gains, plus interest expense, income taxes, and depreciation and amortization, as determined in accordance with GAAP, for the four quarters of fiscal year 2001 on a cumulative basis, and as of the end of each fiscal quarter commencing with the quarter ending March 31, 2002, for the prior twelve month period then ended.

          "Eligible Accounts" means those Accounts created by any of the
           -----------------
Borrowers in the ordinary course of business, that arise out of such Borrower's sale of goods or rendition of services, that strictly comply with each and all of the representations and warranties respecting Accounts made by such Borrower to Foothill in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the criteria set forth below; provided, however, that
                                                       --------  -------
such criteria may be fixed and revised from time to time by Foothill in Foothill's Permitted

Discretion to address the results of any audit performed by Foothill from time to time after the Closing Date. In determining the amount to be so included, Accounts shall be valued net of customer deposits, reserves for unapplied cash, unissued credits and discounts. Eligible Accounts shall not include the following:

          (a) Accounts that the Account Debtor has failed to pay within 90 days of original invoice date or Accounts with selling terms of more than 75 days; provided, however, that Accounts with Winstar Equipment Corp. may have
--------  -------
selling terms of up to 90 days;

          (b) Accounts owed by an Account Debtor or its Affiliates where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above;

          (c) Accounts with respect to which the Account Debtor is an employee, Affiliate, or agent of any Borrower;

          (d) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional;

          (e) Accounts that are not payable in Dollars or pounds sterling with respect to foreign accounts which have been approved by Foothill, or with respect to which the Account Debtor: (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any State thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit satisfactory to Foothill (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Foothill and is directly drawable by Foothill, or (z) the Account is covered by credit insurance in form and amount, and by an insurer, satisfactory to Foothill; provided that the foregoing shall not exclude Accounts with respect to which the Account Debtor is either Siemens AG, Bosch Telekom Gmbh, Orange Personal Communications Services, Ltd., Marconi, Mercury One-2-One Personal Communications, or any other Account Debtor that Foothill, in its sole and absolute discretion, approves for the purposes of this subpart (e) (with the understanding that Foothill may withdraw its approval of any such additional Account Debtor at any time, in Foothill's sole and absolute discretion);

          (f) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which the applicable Borrower has complied, to the satisfaction of Foothill, with the Assignment of Claims Act, 31 U.S.C. (S) 3727), or (ii) any State of the United States (exclusive, however, of Accounts owed by any State that does not have a statutory counterpart to the Assignment of Claims Act);

          (g) Accounts which are turnkey Accounts, buffer Accounts, trial Accounts or with respect to which the Account Debtor is a creditor of any Borrower, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to the

Account unless Foothill has received a no-offset letter from the Account Debtor that is satisfactory to Foothill;

          (h) that portion of the Eligible Accounts of a single Account Debtor, as measured in Dollars, that exceed 10% of all Eligible Accounts; provided, however, (i) that an Eligible Account supported by an irrevocable letter of credit satisfactory to Foothill (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Foothill and is directly drawable by Foothill shall not be subject to the foregoing 10% limitation; and (ii) that with respect to Winstar Equipment, Orange Personal Communications Services, Ltd., Lucent Technologies, Mercury One-2-One or Siemens AG (the "Qualified Account Debtors"), that portion of the Eligible Accounts of any of single Qualified Account Debtor that exceed 60% of all Eligible Accounts and that portion of the Eligible Accounts of the three Qualified Account Debtors with the most (as measured in Dollars) outstanding Accounts that exceed 85% of all Eligible Accounts; provided further, however, that Foothill may from time to time elect to add or exclude Account Debtors as Qualified Account Debtors based upon financial criteria selected by Foothill.

          (i) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent or has gone out of business or its about to go out of business;

          (j) Accounts the collection of which Foothill, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition;

          (k) Accounts with respect to which the goods giving rise to such Account have not been shipped and billed to the Account Debtor, the services giving rise to such Account have not been performed and accepted by the Account Debtor, or the Account otherwise does not represent a final sale;

          (l) Accounts with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, or West Virginia (or any other state that requires a creditor to file a Business Activity Report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless the applicable Borrower has qualified to do business in New Jersey, Minnesota, West Virginia, or such other states, or has filed a Notice of Business Activities Report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement;

          (m) Accounts that are not subject to a valid and perfected first priority Lien in favor of Foothill; and

          (n) Accounts that represent progress payments or other advance billings that are due prior to the completion of performance by the applicable Borrower of the subject contract for goods or services unless such Accounts have been approved by Foothill in writing, which approval shall not be unreasonably withheld.

          "Equipment" means all of Borrowers' now owned and hereafter acquired
           ---------
right, title and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including, all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

          "ERISA" means the Employee Retirement Income Security Act of 1974, 29
           -----
U.S.C. (S)(S) 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

          "ERISA Affiliate" means (a) any Person subject to ERISA whose
           ---------------
employees are treated as employed by the same employer as the employees of any Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of any Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which any Borrower is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and
Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with any Borrower and whose employees are aggregated with the employees of any Borrower under IRC Section 414(o).

          "Event of Default" has the meaning set forth in Section 8.
           ----------------                               ---------

          "Excess Availability" means the amount, as of the date of
           -------------------
determination, equal to Borrowers' unrestricted cash and Cash Equivalents plus Borrowers' unused Availability minus the aggregate amount of Borrowers' accounts
                               -----
payable aged in excess of Borrowers' historical levels with respect thereto and all book overdrafts in excess of their historical practices with respect thereto, in each case determined by Foothill in its Permitted Discretion.

          "FEIN" means Federal Employer Identification Number.
           ----

          "Foothill" has the meaning set forth in the preamble to this
           --------
Agreement.

          "Foothill Account" has the meaning set forth in Section 2.7.
           ----------------                               -----------

          "Foothill Expenses" means all (a) costs or expenses (including taxes,
           -----------------
and insurance premiums) required to be paid by a Borrower under any of the Loan Documents that are paid or incurred by Foothill, (b) fees or charges paid or incurred by Foothill in connection with Foothill's transactions with Borrowers, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, real estate surveys, real estate title policies and endorsements, and environmental audits,
(c) costs and expenses incurred by Foothill in the disbursement of funds to or for the account of Borrowers (by wire transfer or otherwise), (d) charges paid or incurred by Foothill resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by Foothill to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Lender related to audit examinations of the Borrowers' Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by Foothill in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Foothill's relationship with any Borrower or any guarantor of the Obligations,
(h) Lender's reasonable fees and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents, and (i) Foothill's reasonable fees and expenses (including attorneys fees) incurred in terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Borrower or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

          "Funding Date" means the date on which an Advance is made.
           ------------

          "Funding Losses" has the meaning set forth in Section
           --------------                               -------
2.12(b)(ii).

          "GAAP" means generally accepted accounting principles as in effect
           ----
from time to time in the United States, consistently applied.

          "General Intangibles" means all of Borrowers' present and future
           -------------------
general intangibles and other personal property (including payment intangibles, contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, software information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

          "Governing Documents" means the certificate or articles of
           -------------------
incorporation, by-laws, or other organizational or governing documents of any Person.

          "Governmental Authority" means any nation or government, any state or
           ----------------------
other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Hazardous Materials" means (a) substances that are defined or listed
           -------------------
in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

          "Indebtedness" means: (a) all obligations of a Borrower for borrowed
           ------------
money, (b) all obligations of a Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of a Borrower in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of a Borrower under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any property or asset of a Borrower, irrespective of whether such obligation or liability is assumed, (e) all obligations of a Borrower for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of a Borrower's business and repayable in accordance with customary trade practices), and (f) any obligation of a Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to a Borrower) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

          "Indemnified Liabilities" has the meaning set forth in Section
           -----------------------
11.3.

          "Indemnified Person" has the meaning set forth in Section 11.3.
           ------------------

          "Insolvency Proceeding" means any proceeding commenced by or against
           ---------------------
any Person under any provision of the Bankruptcy Code or under any other state of federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

          "Intangible Assets" means, with respect to any Person, that portion of
           -----------------
the book value of all of such Person's assets that would be treated as intangibles under GAAP.

          "Intercompany Subordination Agreement" means a subordination agreement
           ------------------------------------
executed and delivered by Borrowers and Foothill, the form and substance of which is satisfactory to Foothill.

          "Intellectual Property Security Agreement" means an Intellectual
           ----------------------------------------
Property Security Agreement, of even date herewith, between a Borrower and Foothill.

          "Interest Period" means, with respect to each LIBOR Rate Loan, a
           ---------------
period commencing on the date of the making of such LIBOR Rate Loan and ending 1, 2, or 3 months thereafter; provided, however, that (a) if any Interest Period
                              --------  -------
would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day,
(b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, or 3 months after the date on which the Interest Period began, as applicable, and (e) Borrowers (or Administrative Borrower on behalf thereof) may not elect an Interest Period which will end after the Maturity Date.

          "Inventory" means all present and future inventory in which any
           ---------
Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of such Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

          "Investment Property" means all of Borrowers' now owned or hereafter
           -------------------
acquired right, title, and interest with respect to "investment property" as that term is defined in the Code, and any and all supporting obligations in respect thereof.

          "IRC" means the Internal Revenue Code of 1986, as amended, and
           ---
the regulations thereunder.

          "LIBOR Deadline" has the meaning set forth in Section 2.12(b)(i).
           --------------                               ------------------

          "LIBOR Notice" means a written notice in the form of Exhibit L-1.
           ------------                                        ------------

          "LIBOR Rate" means, for each Interest Period for each LIBOR Rate Loan,
           ----------
the rate per annum determined by Foothill (rounded upwards, if necessary, to the next 1/16%) by dividing (a) the Base LIBOR Rate for such Interest Period, by (b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

          "LIBOR Rate Loan" means each portion of an Advance that bears interest
           ---------------
at a rate determined by reference to the LIBOR Rate.

          "Lien" means any interest in property securing an obligation owed to,
           ----
or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

          "Loan Account" has the meaning set forth in Section 2.10.
           ------------                               ------------

          "Loan Documents" means this Agreement, the Disbursement Letter, the
           --------------
Lockbox Agreements, the Intellectual Property Security Agreement, the Stock Pledge, the Control Agreements, the Intercompany Subordination Agreement, any note or notes executed by any Borrower and payable to Foothill, and any other agreement entered into, now or in the future, in connection with this Agreement.

          "Lockbox Account" shall mean a depositary account established
           ---------------
pursuant to one of the Lockbox Agreements.

          "Lockbox Agreements" means those certain Lockbox Operating Procedural
           ------------------
Agreements and those certain Depository Account Agreements, in form and substance satisfactory to Foothill, each of which is among Borrower, Foothill, and one of the Lockbox Banks.

          "Lockbox Banks" means Union Bank of California or such other banks as
           -------------
may be agreed to by Foothill and Borrower from time to time.

          "Material Adverse Change" means (a) a material adverse change in the
           -----------------------
business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrowers, taken as a whole, (b) the material impairment of any Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of Foothill to enforce the Obligations or realize upon the Collateral, (c) a material adverse effect on the value of the Collateral or the amount that Foothill would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, or (d) a material impairment of enforceability or the priority of Foothill's Liens with respect to the Collateral.

          "Maturity Date" means March 30, 2004.
           -------------

          "Maximum Amount" means $25,000,000.
           --------------

          "Negotiable Collateral" means all of any Borrower's present and future
           ---------------------
letters of credit, notes, drafts, instruments, Investment Property, securities (including the shares of stock of Subsidiaries of such Borrower), documents, personal property leases (wherein such Borrower is the lessor), chattel paper (including electronic chattel paper and tangible chattel paper) and any and all supporting obligations in respect thereof.

          "Obligations" means all loans, Advances, debts, principal, interest
           -----------
(including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), premiums (including Early Termination Premiums), liabilities (including all amounts charged to Borrowers' Loan Account pursuant hereto), obligations, fees, charges, costs, or Foothill Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by any Borrower to Foothill of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between Foothill and such Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from such Borrower to others that Foothill may have obtained by assignment or otherwise, and further including all interest not paid when due and all Foothill Expenses that such Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

          "Overadvance" has the meaning set forth in Section 2.5.
           -----------                               -----------

          "Participant" means any Person that acquires a participation interest
           -----------
in Foothill's rights under the Loan Documents.

          "Permitted Discretion" means a determination made in good faith and in
           --------------------
the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

          "Permitted Liens" means (a) Liens held by Foothill, (b) Liens for
           ---------------
unpaid taxes that either (i) are not yet delinquent or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases
             ------------
and purchase money security interests and Liens of lessors under Capital Leases to the extent that the acquisition or lease of the underlying asset is permitted under Section 7.21 and so long as the Lien only attaches to the asset purchased
      ------------
or acquired and only secures the purchase price of the asset, (e) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of Borrowers' business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, or (ii) are the subject of Permitted Protests, (f) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (g) Liens or deposits to secure performance of bids, tenders, or leases (to the extent permitted under this Agreement), incurred in the ordinary course of Borrowers' business and not in connection with the borrowing of money, (h) Liens arising by reason of security for surety or appeal bonds in the ordinary course of Borrowers' business, (i) Liens of or resulting from any judgment or award that is not an Event of Default hereunder, (j) with respect to any Real Property, easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that customarily exist on properties of Persons engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the Collateral by Borrowers or the value of Foothill's Lien thereon or therein, or materially interfere with the ordinary conduct of Borrowers' business.

          "Permitted Protest" means the right of the applicable Borrower to
           -----------------
protest any Lien (other than any such Lien that secures the Obligations), tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of such Borrower in an amount that is reasonably satisfactory to Foothill, (b) any such protest is instituted and diligently prosecuted by such Borrower in good faith, and (c) Foothill is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of Foothill in and to the Collateral.

          "Person" means and includes natural persons, corporations, limited
           ------
liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

          "Plan" means any employee benefit plan, program, or arrangement
           ----
maintained or contributed to by any Borrower or with respect to which it may incur liability.

          "Projections" means Borrowers' forecasted (a) balance sheets, (b)
           -----------
profit and loss statements, and (c) cash flow statements, all prepared on a consistent basis with Borrowers' historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

          "Real Property" means any estates or interests in real property
           -------------
now owned or hereafter acquired by any Borrower.

          "Record" means information that is inscribed on a tangible medium, or
           ------
which is stored in an electronic or other medium and is retrievable in perceivable form.

          "Reference Rate" means the rate of interest announced within Wells
           --------------
Fargo, at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

          "Reference Rate Loan" means any Advance (or portion thereof) made or
           -------------------
outstanding hereunder during any period when interest on such Advance (or portion thereof) is payable based on the Reference Rate.

          "Remedial Action" means all actions taken to (a) clean up, remove,
           ---------------
remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC (S) 9601.

          "Reportable Event" means any of the events described in Section
           ----------------
4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

          "Requirement of Law" means, as to any Person:  (a) (i) all statutes
           ------------------
and regulations and (ii) court orders and injunctions, arbitrators' decisions, and/or similar rulings, in each instance by any Governmental Authority or arbitrator applicable to or binding upon such Person or any of such Person's property or to which such Person or any of such Person's property is subject; and (b) that Person's organizational documents, by-laws and/or other instruments which deal with corporate or similar governance, as applicable.

          "Reserve Percentage" for any Interest Period means, as of the date of
           ------------------
determination thereof, the maximum percentage (rounded upward, if necessary to the nearest 1/100th of 1%), as determined by Foothill (or its Affiliates) in accordance with its (or their) usual procedures (which determination shall be conclusive in the absence of manifest error), that is in effect on such date as prescribed by the Board of Governors of the Federal Reserve System for determining the reserve requirements (including supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") having a term equal to such Interest Period by Foothill or its Affiliates.

          "Retiree Health Plan" means an "employee welfare benefit plan" within
           -------------------
the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by Section 601 of ERISA.

          "Securities Account" means a "securities account" as that term is
           ------------------
defined in the Code.

          "Senior Convertible Notes" means P-Com's 4-1/4% Convertible
           ------------------------
Subordinated Notes due November 1, 2002.

          "Solvent" means, with respect to any Person on a particular date, that
           -------
on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

          "Stock Pledge" means that certain Security Agreement - Stock Pledge,
           ------------
of even date herewith, between P-Com and Foothill.

          "Subsidiary" of a Person means a corporation, partnership, limited
           ----------
liability company, or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

          "Subsidiary Security Agreements" means those certain security
           ------------------------------
agreements, of even date herewith, between various Subsidiaries of P-Com and Foothill.

          "Tangible Net Worth" means, as of any date of determination, the
           ------------------
difference of (a) P-Com's total stockholder's equity, minus (b) the sum of:  (i)
                                                      -----
all Intangible Assets of P-Com, (ii) all of P-Com's prepaid expenses (other than prepaid insurance premiums), and (iii) all amounts due to P-Com from its Affiliates.

          "Taxes" has the meaning set forth in Section 16.6.
           -----                               ------------

          "Voidable Transfer" has the meaning set forth in Section 16.8.
           -----------------                               ------------

          "Wells Fargo" means Wells Fargo Bank, National Association, a
           -----------
national banking association.

         1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrowers" or the term "P-Com" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrowers or P-Com on a consolidated basis unless the context clearly requires otherwise.

         1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

         1.4 Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to any agreement, instrument or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

         1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

     2.  LOAN AND TERMS OF PAYMENT.

         2.1  Revolving Advances.

              (a) Subject to the terms and conditions of this Agreement, Foothill agrees to make advances ("Advances") to Borrowers in an amount outstanding not to exceed at any one time the lesser of (i) the Maximum Amount, or (ii) the Borrowing Base. For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean an amount equal to the lesser of the result of:

                   (1) the amount equal to (i) 85% of the value of the outstanding Eligible Accounts, less, (ii) the amount, if any, of the
                                    ----
     Dilution Reserve, less (iii) the aggregate amount of reserves, if any,
                       ----
     established by Foothill under Sections 2.1 and 10.
                                   ------------ ------

                   (2) an amount equal to 50% of Borrowers' aggregate Collections with respect to Accounts for the immediately preceding 90 day period.

              (b)  Anything to the contrary in this Section 2.1 notwithstanding,
                                                    -----------
Foothill shall have the right to establish reserves in such amounts, and with respect to such matters, as Foothill in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) the amount determined from time to time by Foothill to adjust the amount of the foreign Eligible Accounts as a result of Borrowers using an exchange rate for foreign currencies which is not accurate, and (ii) sums that Borrowers are required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, and (iii) amounts owing by Borrowers to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Lien set forth on Schedule P-1 which is specifically
                                     ------------
identified thereon as entitled to have priority over the Foothill's Liens), which Lien or trust, in the Permitted Discretion of Foothill likely would have a priority superior to the Foothill's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral. In addition to the foregoing, in the event Foothill agrees at some future date to make advances against Borrower's Inventory, which agreement shall be in Foothill's sole and absolute discretion, Foothill shall have the right to have the Inventory reappraised by a qualified appraisal company selected by Foothill from time to time after the Closing Date.

              (c)  Amounts borrowed pursuant to this Section 2.1 may be repaid
                                                     -----------
and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

     2.2  Intentionally Omitted

     2.3  Borrowing Procedures and Settlements.

          (a) Procedures for Borrowing. Each request for an Advance shall be made by a written request by an Authorized Person delivered to Foothill (which notice must be received by Foothill no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date specifying (i) the amount of such Advance, and (ii) the requested Funding Date, which shall be a Business Day. At Foothill's election, in lieu of delivering the above-described request in writing, any Authorized Person may give Foothill telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

          (b) Making of Advances. If Foothill has received a timely request for an Advance in accordance with the provisions hereof, and subject to the satisfaction of the applicable terms and conditions set forth herein, Foothill shall make the proceeds of such Advance available to Borrowers on the applicable Funding Date by transferring available funds equal to such proceeds to the Designated Account.

     2.4  Payments.

          (a) Payments by Borrowers. Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Foothill's Account and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Foothill later than 11:00 a.m. (California time), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

          (b)  Application, and Reversal of Payments.

               (i) All payments shall be remitted to Lender and all such payments (other than continuing and which relate to the payment of principal or interest of specific Obligations or which relate to the payment of specific fees), and all proceeds of Accounts or other Collateral received by Lender, shall be applied as follows:

                    A.  first, to pay any Foothill Expenses then due to Foothill
                        -----
     under the Loan Documents, until paid in full,

                    B.  second, to pay any fees then due to Foothill under the
                        ------
     Loan Documents until paid in full,

                    C.  third, ratably to pay interest due in respect of
                        -----
     Advances until paid in full,

                    D.  fourth, to pay the principal of all Advances until paid
                        ------
     in full,

                    E.  fifth, to pay any other Obligations until paid in full,
                        -----
     and

                    F.  sixth, to Borrowers (to be wired to the Designated
                        -----
     Account) or such other Person entitled thereto under applicable law.

               (ii) In each instance, so long as no Default or Event of Default has occurred and is continuing, Section 2.4(b) shall not be deemed to apply to
                                --------------
any payment by Borrowers specified by Borrowers to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

               (iii) For purposes of the foregoing, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.


               (iv) In the event of a direct conflict between the priority provisions of this Section 2.4 and other provisions contained in any other Loan
                   -----------
Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4 shall control and govern.
                       -----------

     2.5 Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrowers to Foothill pursuant to Section 2.1 is greater
                                                      -----------
than either the Dollar or percentage limitations set forth in Section 2.1 (an
                                                              -----------
"Overadvance"), Borrowers immediately shall pay to Foothill, in cash, the amount of such excess, which amount shall be used by Lender to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b). In addition,
                                               -------------
Borrowers hereby promise to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to Lender as and when due and payable under the terms of this Agreement and the other Loan Documents.

     2.6  Interest:  Rates, Payments, and Calculations.

          (a)  Interest Rate.  Except as provided in Section 2.6(c), below, all
                                                     --------------
Advances shall bear interest on the Daily Balance as follows:

               (i) each LIBOR Rate Loan shall bear interest at a per annum rate equal to the LIBOR Rate plus the Applicable LIBOR Rate Margin; and

               (ii) all other Obligations shall bear interest at a per annum rate equal to the Reference Rate plus the Applicable Reference Rate Margin.

          (b)  Intentionally Omitted.

          (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default, all Obligations shall bear interest on the Daily Balance at a per annum rate equal to three percentage points above the rate set forth in
Section 2.6(a)(ii).
------------------

          (d)  Intentionally Omitted.

          (e) Payments. Interest in respect of Reference Rate Loans payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Interest in respect of each LIBOR Rate Loan shall be due and payable, in arrears, on the last day of the applicable Interest Period. Borrowers hereby authorize Foothill, at its option, without prior notice to Borrowers, to charge such interest, all Foothill Expenses (as and when incurred), the fees and charges provided for in Section 2.11 (as and when
                                                ------------
accrued or incurred), and all other payments as and when due and payable under any Loan Document to Borrowers' Loan Account, which amounts shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Reference Rate Loans hereunder. Any interest not paid when due shall be compounded by being charged to Borrowers' Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Reference Rate Loans hereunder.

          (f) Computation. The Reference Rate as of the date of this Agreement is 8.00% per annum. In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

          (g) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and Foothill, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the
                  --------  -------
contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the
                                                          ---- -----
date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

     2.7 Collection of Accounts. Borrowers shall at all times maintain Lockbox Agreements and, immediately after the Closing Date, shall instruct all Account Debtors with respect to the Accounts, General Intangibles, and Negotiable Collateral of Borrower to remit all Collections in respect thereof in accordance
                                ---
with such Lockbox Agreements. Borrowers, Foothill, and the Lockbox Banks shall enter into the Lockbox Agreements, which among other things shall provide for the opening of a Lockbox Account for the deposit of Collections at a Lockbox Bank. Borrowers agree that all Collections and other amounts received by any Borrower from any Account Debtor or any other source immediately upon receipt shall be deposited into a Lockbox Account. No Lockbox Agreement or arrangement contemplated thereby shall be modified by Borrowers without the prior written consent of Foothill. Upon the terms and subject to the conditions set forth in the Lockbox Agreements, Foothill shall the right at any time to require that all amounts received in a Lockbox Account be wired each Business Day into an account (the "Foothill Account") maintained by Foothill at a depositary selected by Foothill. In the absence of such a requirement, amounts received in a Lockbox Account may be transferred to an account of either Borrower.

      2.8 Crediting Payments; Application of Collections. The receipt of any Collections by Foothill (whether from transfers to Foothill by the Lockbox Banks pursuant to the Lockbox Agreements or otherwise) immediately shall be applied provisionally to reduce the Obligations outstanding under Section 2.1, but shall
                                                          -----------
not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds and is made to the Foothill Account or unless and until such Collection item is honored when presented for payment. From and after the Closing Date, Foothill shall be entitled to charge Borrowers for one

Business Day of "clearance" or "float" at the rate set forth in Section
                                                                -------
2.6(a)(ii) or Section 2.6(c), as applicable, on all Collections (regardless of
----------    --------------
whether forwarded by the Lockbox Banks to Foothill, whether provisionally applied to reduce the Obligations under Section 2.1, or otherwise). This across-
                                        -----------
the-board one Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of Foothill's financing of Borrowers, and shall apply irrespective of the characterization of whether receipts are owned by any Borrower or Foothill, and whether or not there are any outstanding Advances, the effect of such clearance or float charge being the equivalent of charging one Business Day of interest on such Collections. Should any Collection item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any Collection item shall be deemed received by Foothill only if it is received into the Foothill Account on a Business Day on or before 11:00 a.m. California time. If any Collection item is received into the Foothill Account on a non-Business Day or after 11:00 a.m. California time on a Business Day, it shall be deemed to have been received by Foothill as of the opening of business on the immediately following Business Day.

     2.9 Designated Account. Foothill is authorized to make the Advances under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to
Section 2.6(e). Administrative Borrower agrees to establish and maintain the
--------------
Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrowers and made by Foothill hereunder. Unless otherwise agreed by Foothill and Administrative Borrower, any Advance requested by Borrowers and made by Foothill hereunder shall be made to the Designated Account.

     2.10 Maintenance of Loan Account; Statements of Obligations. Foothill shall maintain an account on its books in the name of Borrowers (the "Loan Account") on which Borrowers will be charged with all Advances made by Foothill to Borrowers or for Borrowers' account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest and Foothill Expenses. In accordance with Section 2.8, the Loan Account will be
                                      -----------
credited with all payments received by Foothill from Borrowers or for Borrowers' account, including all amounts received in the Foothill Account from any Lockbox Bank. Foothill shall render statements regarding the Loan Account to Administrative Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Foothill Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and Foothill unless, within 30 days after receipt thereof by Administrative Borrower, Administrative Borrower shall deliver to Foothill written objection thereto describing the error or errors contained in any such statements.

     2.11 Fees.  Borrowers shall pay to Foothill the following fees:

          (a)  Closing Fee.  On the Closing Date, a closing fee of $225,000;

          (b) Unused Line Fee. On the first day of each month during the term of this Agreement, an unused line fee in an amount equal to 0.375% per annum times the Average Unused Portion of the Maximum Amount;

          (c)  Intentionally Omitted;

          (d) Financial Examination, Documentation, and Appraisal Fees. Foothill's customary fee of $750 per day per examiner, plus out-of-pocket expenses for each financial analysis and examination (i.e., audits) of Borrowers performed by personnel employed by Foothill; provided, however, that so long as no Event of Default has occurred and is continuing, Borrower shall only be obligated to pay for the first four audits conducted by or on behalf of Foothill during each calendar year (any audit conducted while an Event of Default exists shall not be counted when calculating the number of audits conducted during a calendar year); Foothill's out-of-pocket expenses for each appraisal of the Collateral; and, the actual charges paid or incurred by Foothill if it elects to employ the services of one or more third Persons to perform such financial analyses and examinations (i.e., audits) of Borrowers or to appraise the Collateral; and, a one time fee of $5,000, plus out of pocket expenses, for setting up electronic reporting by Borrowers; and

          (e) Servicing Fee. For each month, a monthly servicing fee in the amount of $3,000 payable in arrears.

     2.12 LIBOR Options

          (a) Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Reference Rate, Borrowers shall have the option (the "LIBOR Option") to have interest on all or a portion of the Advances
             ------------
be charged at the LIBOR Rate plus the Applicable LIBOR Rate Margin. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the occurrence of an Event of Default in consequence of which Foothill has elected to accelerate the maturity of the Obligations, or (iii) termination of this Agreement pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Administrative Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Reference Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrowers no longer shall have the option to request that Advances bear interest at the LIBOR Rate and Foothill shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Reference Rate Loans hereunder.

          (b)  LIBOR Election.

               (i) Administrative Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Foothill prior to 11:00 a.m. (California time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of Administrative Borrower's
                      --------------
election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Foothill of a LIBOR Notice received by Foothill before the LIBOR Deadline, or by telephonic notice received by Foothill before the LIBOR Deadline (to be confirmed by delivery to Foothill of a LIBOR Notice received by Foothill prior to 5:00 p.m. (California time) on the same day.

               (ii) Each LIBOR Notice shall be irrevocable and binding on Borrowers. In connection with each LIBOR Rate Loan, each Borrower shall indemnify, defend, and hold Foothill harmless against any loss, cost, or expense incurred by Foothill as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding
                                                  --------------
Losses shall, with respect to Foothill, be deemed to equal the amount determined by Foothill to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Foothill would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Foothill delivered to Administrative Borrower setting forth any amount or amounts that Foothill is entitled to receive pursuant to this Section shall be conclusive absent manifest error.

               (iii) Borrowers shall have not more than 5 LIBOR Rate Loans in effect at any given time. Borrowers only may exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

          (c) Prepayments. Borrowers may prepay LIBOR Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any
--------  -------
date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Foothill of proceeds of Collections in accordance with Section
                                                                      -------
2.4(b) or for any other reason, including early termination of the term of this
------
Agreement or acceleration of the Obligations pursuant to the terms hereof, each Borrower shall indemnify, defend, and hold Foothill and their Participants harmless against any and all Funding Losses in accordance with clause (b) above.

          (d)  Special Provisions Applicable to LIBOR Rate.

               (i) The LIBOR Rate may be adjusted by Foothill on a prospective basis to take into account any additional or increased costs to Foothill of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, Foothill shall give Administrative Borrower notice of such a determination and adjustment and, upon its receipt of the notice from Foothill, Administrative Borrower may, by notice to Foothill (y) require Foothill to furnish to Administrative Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above).

               (ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of Foothill, make it unlawful or impractical for Foothill to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, Foothill shall give notice of such changed circumstances to Administrative Borrower and (y) in the case of any LIBOR Rate Loans that are outstanding, the date specified in Foothill's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of Foothill thereafter shall accrue interest at the rate then applicable to Reference Rate Loans, and (z) Borrowers shall not be entitled to elect the LIBOR Option until Foothill determines that it would no longer be unlawful or impractical to do so.

          (e) No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Foothill, nor any of its Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if Foothill or its Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

     2.13 Capital Requirements. If, after the date hereof, Foothill determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by Foothill or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), the effect of reducing the return on Foothill's or such holding company's capital as a consequence of Foothill's obligations hereunder to a level below that which Foothill or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration Foothill's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by Foothill to be material, then Foothill may notify Administrative Borrower thereof. Following receipt of such notice, Borrowers agree to pay Foothill on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by Foothill of a statement in the amount and setting forth in reasonable detail Foothill's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, Foothill may use any reasonable averaging and attribution methods.

        2.14  Joint and Several Liability of Borrowers.

              (a) Each of Borrowers is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by Foothill under this Agreement, for the mutual benefit, directly and indirectly, of each of Borrowers and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

              (b) Each of Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 2.14), it being the
                                               ------------
intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Person composing Borrowers without preferences or distinction among them.

              (c) If and to the extent that any of Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Persons composing Borrowers will make such payment with respect to, or perform, such Obligation.

              (d) The Obligations of each Person composing Borrowers under the provisions of this Section 2.14 constitute the absolute and unconditional, full recourse Obligations of each Person composing Borrowers enforceable against each such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

              (e) Except as otherwise expressly provided in this Agreement, each Person composing Borrowers hereby waives notice of acceptance of its joint and several liability, notice of any Advances under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Foothill under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Person composing Borrowers hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Foothill at any time or times in respect of any default by any Person composing Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Foothill in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Person composing Borrowers. Without limiting the generality of the foregoing, each of Borrowers assents to any other action or delay in acting or failure to act on the part of Foothill with respect to the failure by any Person composing Borrowers to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.14 afford
                                                        ------------
grounds for terminating, discharging or relieving any Person composing Borrowers, in whole or in part, from any of its Obligations under this Section
                                                                       -------
2.14, it being the intention of each Person composing Borrowers that, so long as
----
any of the Obligations hereunder remain unsatisfied, the Obligations of such Person composing Borrowers under this Section 2.14 shall not be discharged
                                      ------------
except by performance and then only to the extent of such performance. The Obligations of each Person composing Borrowers under this Section 2.14 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Person composing Borrowers or Foothill. The joint and several liability of the Persons composing Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any of the Persons composing Borrowers or Foothill.

              (f) Each Person composing Borrowers represents and warrants to Foothill that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Person composing Borrowers further represents and warrants to Foothill that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Person composing Borrowers hereby covenants that such Borrower will continue to keep informed of Borrowers' financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

              (g)  The provisions of this Section 2.14 are made for the benefit
                                          ------------
of Foothill and respective successors and assigns, and may be enforced by it or them from time to time against any or all of the Persons composing Borrowers as often as occasion therefor may arise and without requirement on the part of Foothill, successor, or assign first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Persons composing Borrowers or to exhaust any remedies available to it or them against any of the other Persons composing Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.14 shall remain in effect until all of
                               ------------
the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Foothill upon the insolvency, bankruptcy or reorganization of any of the Persons composing Borrowers, or otherwise, the provisions of this Section 2.14 will
                                                          ------------
forthwith be reinstated in effect, as though such payment had not been made.

              (h) Each of the Persons composing Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Persons composing Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Foothill with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to Foothill hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the

Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

              (i) Each of the Persons composing Borrowers hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for Foothill, and such Borrower shall deliver any such amounts to Foothill for application to the Obligations.

    3.  CONDITIONS; TERM OF AGREEMENT.

        3.1 Conditions Precedent to the Initial Advance. The obligation of Foothill to make the initial Advance is subject to the fulfillment, to the satisfaction of Foothill and its counsel, of each of the following conditions on or before the Closing Date:

              (a)  the Closing Date shall occur on or before March 30, 2001;

              (b) Foothill shall have received searches reflecting the filing of its financing statements and fixture filings;

              (c) Foothill shall have received each of the following documents, duly executed, and each such document shall be in full force and effect:

                   (i) the Lockbox Agreement in connection with Union Bank of California, N.A.;

                   (ii)  the Disbursement Letter;

                   (iii) the Intellectual Property Security Agreement;

                   (iv) the Stock Pledge, together with all certificates representing the shares of Stock pledged thereunder, other than shares of P-Com Gmbh, as well as stock powers endorsed in blank with medallion signature guaranties;

                   (v)  the Intercompany Subordination Agreement; and

                   (vi)  the Due Diligence Letter;

              (d) Foothill shall have received a certificate from the Secretary of Borrower attesting to the resolutions of each Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers of such Borrower to execute the same;

              (e) Foothill shall have received copies of each Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Borrower;

              (f) Foothill shall have received a certificate of status with respect to each Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Borrower, which certificate shall indicate that such Borrower is in good standing in such jurisdiction;

              (g) Foothill shall have received certificates of status with respect to each Borrower, each dated within 15 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Borrower is in good standing in such jurisdictions;

              (h) Foothill shall have received a certificate of insurance and certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.9, the form and substance of which shall
                            -----------
be satisfactory to Foothill and its counsel;

              (i) Foothill shall have received an opinion of each Borrower's counsel in form and substance satisfactory to Foothill in its sole discretion;

              (j) Foothill shall have received and approved P-Com's draft 10K for the fiscal year ending December 31, 2000;

              (k) Foothill shall have a certification from the Chief Financial Officer of the Administrative Borrower confirming that all tax returns required to be filed by Borrowers have been timely filed or that Borrowers have timely filed appropriate extensions and that the extension period has not yet lapsed, and all taxes upon any Borrower or its properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

              (l) Borrowers must have not less than $10,000,000 of Excess Availability on the Closing Date;

              (m) Foothill shall have reviewed Borrowers' contracts with Siemens AG, Winstar Equipm Orange CPCS, Lucent Technologies, Mercury One-2-One and other of Borrowers' contracts requested by Foothill, and Foothill shall have found them to be satisfactory;

              (n) Foothill shall have received copies of the Senior Convertible Notes, as well as any other debt instruments issued by any Borrower, and Foothill shall have found them to be satisfactory;

              (o) Foothill shall have received the Closing Date Business Plan, in form and substance acceptable to Foothill; and

              (p) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Foothill and its counsel.

         3.2 Conditions Precedent to all Advances. The following shall be conditions precedent to all Advances:

              (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

              (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof; and

              (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any governmental authority against Borrowers, Foothill, or any of their Affiliates.

         3.3 Conditions Subsequent. As conditions subsequent to initial closing hereunder, Borrowers shall perform or cause to be performed the following (the failure by Borrowers to so perform or cause to be performed constituting an Event of Default):

              (a) within 30 days of the Closing Date, deliver to Foothill all certificates representing the shares of P-Com Gmbh Stock pledged to Foothill under the Stock Pledge, as well as stock powers endorsed in blank with medallion signature guaranties.

              (b) within 30 days of the Closing Date, using its best efforts, deliver to Foothill no offset letters, in form and substance satisfactory to Foothill and its counsel, from Siemens AG, Winstar Equipment, and any and other Person designated by Foothill prior to the Closing Date, and each such no offset letter shall be in full force and effect;

              (c) Within 30 days of the Closing Date, deliver to Foothill the duly executed Lockbox Agreements in connection with Borrowers' Barclays Accounts, and each such Lockbox Agreement shall be in full force and effect;

              (d) within 30 days of the Closing Date, deliver to Foothill the duly executed Control Agreements in connection with Union Bank of California, N.A. and Barclays Bank PLC, and each such Control Agreement shall be in full force and effect;

              (e) within 30 days of the Closing Date, deliver to Foothill the duly executed Subsidiary Security Agreements, and each such Subsidiary Security Agreement shall be in full force and effect;

              (f) within 30 days of the Closing Date, deliver to Foothill the duly executed Subsidiary Subordination Agreements, and each such Subsidiary Subordination Agreement shall be in full force and effect;

              (g) within 30 days of the Closing Date, deliver to Foothill such Collateral Access Agreements from lessors, warehousemen, bailees, and other third persons as Foothill may require;

              (h) within 30 days of the Closing Date, deliver to Foothill certificates from the Secretary of each Subsidiary attesting to the resolutions of each Subsidiary's Board of Directors authorizing its execution, delivery, and performance of the agreements required of such Subsidiary pursuant to this Agreement and authorizing specific officers of such Subsidiary to execute the same;

              (i) within 30 days of the Closing Date, deliver to Foothill certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.9, the form and substance of which shall be satisfactory to Foothill and its counsel;

              (j) within 30 days of the Closing Date, each Borrower shall register with the United States Copyright Office its copyrights for current versions of its software, and Borrower shall execute an amendment to the appropriate Intellectual Property Security Agreement adding such registered copyrights;

              (k) within 45 days of the Closing Date, Network shall become qualified as a foreign corporation in the State of California; and

              (l) within 90 days of the Closing Date, Network shall either cause Bank of America, N.A. ("BofA") to enter into a Lockbox Agreement containing terms and conditions acceptable to Foothill, in its Permitted Discretion, or discontinue its banking relationship with BofA and establish a new banking relationship with a financial institution satisfactory to Foothill.

         3.4 Term. This Agreement shall become effective upon the execution and delivery hereof by Borrowers and Foothill and shall continue in full force and effect for a term ending on the date (the "Maturity Date") that is three years from the Closing Date. The foregoing notwithstanding, Foothill shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.


         3.5 Effect of Termination. On the date of termination of this Agreement, all Obligations immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrowers of Borrowers' duties, Obligations, or covenants hereunder, and Foothill's continuing security interests in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and Foothill's obligation to provide additional credit hereunder is terminated. When this Agreement has been terminated and all of the Obligations have been fully and finally discharged and Foothill's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Foothill will, at Borrowers' sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Foothill's Liens and all notices of security interests and liens previously filed by Foothill with respect to the Obligations.

         3.6 Early Termination by Borrowers. Borrower has the option, at any time upon 90 days prior written notice to Foothill, to terminate this Agreement by paying to Foothill, in cash, the Obligations, in full, together with a premium (the "Early Termination Premium") equal to 1% of the Maximum Amount for each year or partial year of the unexpired term of this Agreement if such termination occurs at any time thereafter other than on the Maturity Date; provided that any such Early Termination Premium shall be eliminated if the prepayment is made from the proceeds of a credit facility provided by a commercial banking unit of Wells Fargo.

         3.7 Termination Upon Event of Default. If Foothill terminates this Agreement upon the occurrence of an Event of Default, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Foothill's lost profits as a result thereof, Borrower shall pay to Foothill upon the effective date of such termination, a premium in an amount equal to the Early Termination Premium. The Early Termination Premium shall be presumed to be the amount of damages sustained by Foothill as the result of the early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The Early Termination Premium provided for in this Section 3.7 shall be deemed included in the Obligations.


    4.  CREATION OF SECURITY INTEREST.

         4.1 Grant of Security Interest. Each Borrower hereby grants to Foothill a continuing security interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrowers of each of their covenants and duties under the Loan Documents. Foothill's security interests in the Collateral shall attach to all Collateral without further act on the part of Foothill or Borrowers. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for the sale of Inventory to buyers in the ordinary course of business, Borrowers have no authority, express or implied, to dispose of any item or portion of the Collateral.

         4.2 Negotiable Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, the applicable Borrower, immediately upon the request of Foothill, shall endorse and deliver physical possession of such Negotiable Collateral to Foothill.

         4.3 Collection of Accounts, General Intangibles, and Negotiable Collateral. At any time that an Event of Default has occurred and is continuing, Foothill or Foothill's designee may (a) notify customers or Account Debtors of Borrowers that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Foothill or that Foothill has a security interest therein, and
(b) collect the Accounts, General Intangibles, and Negotiable

Collateral directly and charge the collection costs and expenses to the Loan Account. Each Borrower agrees that it will hold in trust for Foothill, as Foothill's trustee, any Collections that it receives and immediately will deliver said Collections to a Lockbox Bank or, if requested by Foothill, to Foothill in their original form as received by the applicable Borrower.

         4.4 Delivery of Additional Documentation Required. At any time upon the request of Foothill, Borrowers shall execute and deliver to Foothill all financing statements, continuation financing statements, fixture filings, security agreements, pledges, assignments, control agreements, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Foothill in its Permitted Discretion may request, in form satisfactory to Foothill, to perfect and continue perfected Foothill's security interests in the Collateral, and in order to fully consummate all of the transactions contemplated hereby and under the other the Loan Documents. To the maximum extent permitted by applicable law, each Borrower authorizes Foothill to execute any such Additional Documents in the applicable Borrower's name and authorize Foothill to file such executed Additional Documents in any appropriate filing office. In addition, on such periodic basis as Foothill shall require, Borrowers shall (a) provide Foothill with a report of all new patentable, copyrightable, or trademarkable materials acquired or generated by Borrowers during the prior period, (b) cause all patents, copyrights, and trademarks acquired or generated by Borrowers that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of Borrowers' ownership thereof, and (c) cause to be prepared, executed, and delivered to Foothill supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder.

         4.5 Power of Attorney. Each Borrower hereby irrevocably makes, constitutes, and appoints Foothill (and any of Foothill's officers, employees, or agents designated by Foothill) as such Borrower's true and lawful attorney, with power to (a) if such Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of such
                                          -----------
Borrower on any of the documents described in Section 4.4, (b) at any time that
                                              -----------
an Event of Default has occurred and is continuing, sign such Borrower's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse such Borrower's name on any Collection item that may come into Foothill's possession, (e) at any time that an Event of Default has occurred and is continuing, notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by Foothill, to receive and open all mail addressed to such Borrower, and to retain all mail relating to the Collateral and forward all other mail to such Borrower, (f) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under such Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, General Intangibles and Negotiable Collateral directly with Account Debtors, for amounts and upon terms that Foothill determines to be reasonable, and Foothill may cause to be executed and delivered any documents and releases that Foothill determines to be necessary. The appointment of Foothill as each Borrower's attorney, and each and every one of Foothill's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Foothill's obligation to extend credit hereunder is terminated.

         4.6 Right to Inspect. Foothill (through any of its officers, employees, or agents) shall have the right, from time to time hereafter to inspect Borrowers' Books and to check, test, and appraise the Collateral in order to verify each Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

         4.7 Control Agreements. Each Borrower agrees that it will not transfer assets out of any Securities Accounts other than as permitted under Section 7.19
                                                                    ------------
and, if to another securities intermediary, unless each of the applicable Borrower, Lender, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by Borrowers without the prior written consent of Lender. Upon the occurrence and during the continuance of a Default or Event of Default, Lender may notify any securities intermediary to liquidate the applicable Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Lender's Account.

     5.  REPRESENTATIONS AND WARRANTIES.

         In order to induce Foothill to enter into this Agreement, each Borrower makes the following representations and warranties which shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of the making of each Advance, thereafter, as though made on and as of the date of such Advance (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

         5.1 No Encumbrances. Each Borrower has good and indefeasible title to its Collateral, free and clear of Liens except for Permitted Liens.

         5.2 Eligible Accounts. The Eligible Accounts are bona fide existing payment obligations of Account Debtors created by the sale and delivery of Inventory or the rendition of services to such Account Debtors in the ordinary course of Borrowers' business, owed to Borrowers without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. As to each Eligible Account, such Account is not:

              (a)  owed by an employee, Affiliate, or agent of a Borrower,

              (b) on account of a transaction wherein goods were placed on consignment or were sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or on any other terms by reason of which the payment by the Account Debtor may be conditional,

              (c) other than permitted foreign Eligible Accounts, payable in a currency other than Dollars,

              (d) owed by an Account Debtor that has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to its obligation to pay the Account,

              (e) owed by an Account Debtor that is subject to any Insolvency Proceeding or is not Solvent or as to which a Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

              (f) on account of a transaction as to which the goods giving rise to such Account have not been shipped and billed to the Account Debtor or the services giving rise to such Account have not been performed and accepted by the Account Debtor,

              (g) a right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Borrower of the subject contract for goods or services, and

              (h)  an Account that has not been billed to the customer.

         5.3 Inventory. All Inventory is of good and merchantable quality, free from defects. As to each item of Inventory, such Inventory is

              (a) owned by a Borrower free and clear of all Liens other than Liens in favor of Foothill,

              (b) either located at one of the locations set forth on Schedule E-1 or in transit from one such location to another such location, and

              (c) not located on real property leased by a Borrower or in a contract warehouse, in each case, unless subject to a Collateral Access Agreement executed by the lessor, the warehouseman, or other third party, as the case may be, and unless segregated or otherwise separately identifiable from goods of others, if any, stored on the premises.

         5.4 Equipment. All of the Equipment is used or held for use in Borrowers' business and is fit for such purposes.

         5.5 Location of Inventory and Equipment. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party (without Foothill's prior written consent) and are located only at the locations identified on
Schedule 6.11 or otherwise permitted by Section 6.11.
-------------                           ------------

         5.6 Inventory Records. Each Borrower keeps correct and accurate records itemizing and describing the kind, type, and quantity of the Inventory, and Borrower's cost therefor.

         5.7 Location of Chief Executive Office; FEIN. The chief executive office of each Borrower and each Borrower's FEIN is as follows:

         P-COM: FEIN: 77-0289371, chief executive office: 3175 S. Winchester Boulevard, Campbell, California 9508;

         Network: FEIN: 77-0450522, chief executive office: 45472 Holiday Drive, Dulles, Virginia 20160;

         5.8  Due Organization and Qualification; Subsidiaries.

              (a) Each Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to cause a Material Adverse Change .

              (b)  Set forth on Schedule 5.8, is a complete and accurate list of
                                ------------
each Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by each Borrower. All of the outstanding capital stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

              (c) Except as set forth on Schedule 5.8, no capital stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital stock) of any direct or indirect Subsidiary of any Borrower is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

         5.9  Due Authorization; No Conflict.

              (a) The execution, delivery, and performance by each Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

              (b) The execution, delivery, and performance by each Borrower of this Agreement and the Loan Documents to which it is a party do not and will not
(i) violate any provision of federal, state, or local law or regulation (including Regulations T, U, and X of the Federal Reserve Board) applicable to such Borrower, the Governing Documents of such Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on such Borrower,
(ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material Capital Lease of such Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Borrower, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of such Borrower.

              (c) Other than the filing of appropriate financing statements, fixture filings, and the execution, delivery, and performance by each Borrower of this Agreement and the Loan Documents to which such Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

              (d) As to each Borrower, this Agreement and the Loan Documents to which such Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Borrower will be the legally valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

              (e) The Liens granted by Borrowers to Foothill in and to their properties and assets pursuant to this Agreement and the other Loan Documents are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

         5.10 Litigation. There are no actions or proceedings pending by or against Borrowers before any court or administrative agency and Borrowers do not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrowers or any guarantor of the Obligations, except for: (a) ongoing collection matters in which a Borrower is the plaintiff; (b) matters disclosed on Schedule 5.10; and (c) matters arising after the date hereof that, if decided
   -------------
adversely to Borrowers, would not cause a Material Adverse Change.

         5.11 No Material Adverse Change. All financial statements relating to Borrowers or any guarantor of the Obligations that have been delivered by Borrowers to Foothill have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present Borrowers' (or such guarantor's, as applicable) financial condition as of the date thereof and Borrower's results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrowers (or such guarantor, as applicable) since the date of the latest financial statements submitted to Foothill on or before the Closing Date.

         5.12 Solvency. Each Borrower is Solvent. No transfer of property is being made by any Borrower and no obligation is being incurred by any Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrowers.

         5.13 Employee Benefits. None of Borrowers, any of their Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

         5.14 Environmental Condition. None of Borrowers' properties or assets has ever been used by Borrowers or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials. None of Borrowers' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. No Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by Borrowers. No Borrower has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

         5.15 Brokerage Fees. Borrowers have not utilized the services of any broker or finder in connection with Borrowers' obtaining financing from Foothill under this Agreement and no brokerage commission or finders fee is payable by Borrowers in connection herewith.

         5.16 Intellectual Property. Each Borrower owns, or holds licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted.. Attached hereto as Schedule 5.16 is a true, correct, and complete listing of all
                   -------------
material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which each Borrower is the owner or is an exclusive licensee.

         5.17 Leases. Borrowers enjoy peaceful and undisturbed possession under all leases material to the business of Borrowers and to which Borrowers are a party or under which Borrowers are operating. All of such leases are valid and subsisting and no material default by Borrowers exists under any of them.

         5.18  DDAs. Set forth on Schedule 5.18 are all of the DDAs of each
                                  -------------
Borrower, including, with respect to each depository (i) the name and address of such depository, and (ii) the account numbers of the accounts maintained with such depository.

         5.19 Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of Borrowers in writing to Foothill (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrowers in writing to Foothill will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Projections represent, and as of the date on which any other Projections are delivered to Foothill, such additional Projections represent Borrowers' good faith best estimate of their future performance for the periods covered thereby.

         5.20  Indebtedness. Set forth on Schedule 5.20 is a true and complete
                                          -------------
list of all Indebtedness of each Borrower outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof.

     6.  AFFIRMATIVE COVENANTS.

         Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrowers shall and shall cause each of their respective Subsidiaries to do all of the following:

         6.1 Accounting System. Maintain a standard and modern system of accounting that enables Borrowers to produce financial statements in accordance with GAAP, and maintain records pertaining to the Collateral that contain information as from time to time may be requested by Foothill. Borrowers also shall keep a modern inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

         6.2 Collateral Reporting. Provide Foothill with the following documents at the following times in form satisfactory to Foothill:

Weekly              (a) a sales journal, collection journal, and credit register since the last such schedule and a calculation of the Borrowing Base as of such date, and
                    (b) notice of all returns, disputes, or claims.
--------------------------------------------------------------------------------------------
Monthly (not        (c) the balances maintained by each Borrower in their DDAs and
 later than the     Securities Accounts as reflected in the monthly statements issued by
 10th day of each   the financial institutions or securities intermediaries where such
 month)             accounts are maintained,
                    (d) a detailed calculation of the Borrowing Base (including detail regarding those Accounts that are not Eligible Accounts),
                    (e) a detailed aging, by total, of the Accounts, a manual aging of the
                    Accounts owing by Orange Personal Communications Services Ltd., and by
                    Mercury One-2-One Personal Communications, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Foothill,
                    (f) a summary aging, by vendor, of Borrowers' accounts payable
                    (including non-cancelable minimum guaranteed contracts); and any book overdraft, and
                    (g) a calculation of Dilution for the prior month and prior 12 months.
--------------------------------------------------------------------------------------------
Quarterly           (h) a detailed list of each Borrower's customers.
--------------------------------------------------------------------------------------------
Upon request by     (i) copies of invoices in connection with the Accounts, credit memos,
 Lender             remittance advices, deposit slips, shipping and delivery documents in connection with the Accounts and, for Inventory and Equipment acquired by Borrowers, purchase orders and invoices, and
                    (k) such other reports as to the Collateral, or the financial condition of Borrowers as Foothill may request.
--------------------------------------------------------------------------------------------

         6.3  Financial Statements, Reports, Certificates(a) . Deliver to
Foothill: (a) as soon as available, but in any event within 30 days (45 days in the case of a month that is the end of one of the first 3 fiscal quarters in a fiscal year) after the end of each month during each of P-Com's fiscal years,

              (i) a company prepared consolidated balance sheet, income statement, and statement of cash flow covering P-Com's and its Subsidiaries' operations during such period,

              (ii) a certificate signed by the chief financial officer of P-Com to the effect that:

                   A. the financial statements delivered hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of P-Com and its Subsidiaries,

                   B. the representations and warranties of Borrowers contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

                   C. there does not exist any condition or event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrowers have taken, are taking, or propose to take with respect thereto), and

            (iii) for each month that is the date on which a financial covenant in Section 7.20 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in Section 7.20, and

          (b) as soon as available, but in any event within 90 days after the end of each of P-Com's fiscal years,

              (i) financial statements of P-Com and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Foothill and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management),

         (ii) a certificate of such accountants addressed to Foothill stating that such accountants do not have knowledge of the existence of any Default or Event of Default under Section 7.20; provided, however, that an Event of Default
                       ------------  --------  -------
shall not be deemed to have occurred if such accountants refuse to issue such a certificate following Administrative Borrower's request that such a certificate be issued to Foothill.

              (c) as soon as available, but in any event within 30 days prior to the start of each of P-Com's fiscal years,

                   (i) copies of Borrowers' Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Foothill, in its sole discretion, for the forthcoming 3 years, year by year, and for the forthcoming fiscal year, month by month, certified by the chief financial officer of P-Com as being such officer's good faith best estimate of the financial performance of P-Com and its Subsidiaries during the period covered thereby,

              (d)  if and when filed by any Borrower,

                   (i) 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

                   (ii) any other filings made by any Borrower with the SEC,

                   (iii) copies of Borrowers' federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service, and

                   (iv) any other information that is provided by P-Com to its shareholders generally,

              (e) if and when filed by any Borrower and as requested by Foothill, satisfactory evidence of payment of applicable excise taxes in each jurisdiction in which (i) any Borrower conducts business or is required to pay any such excise tax, (ii) where any Borrower's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of any Borrower, or (iii) where any Borrower's failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,

              (f) as soon as a Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Borrowers propose to take with respect thereto,

              (g) not less than 30 days prior to the end of Borrowers' 2002 fiscal year, Administrative Borrower shall deliver a set of Projections of Borrowers for the period commencing on the first day of Borrowers' 2003 fiscal year and concluding on or after the Maturity Date (on a quarter by quarter basis), in form and substance (including as to scope, underlying assumptions and projected results of operations) reasonably satisfactory to Foothill, and

              (h) upon the request of Foothill, any other report reasonably requested relating to the financial condition of Borrowers.

              In addition to the financial statements referred to above, Borrowers agree to deliver financial statements prepared on both a consolidated and consolidating basis and that no Borrower, or any Subsidiary of a Borrower, will have a fiscal year different from that of P-Com. Borrowers agree that their independent certified public accountants are authorized to communicate with Foothill and to release to Foothill whatever financial information concerning

Borrowers that Foothill reasonably may request. Each Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Foothill pursuant to or in accordance with this Agreement, and agree that Foothill may contact directly any such accounting firm or service bureau in order to obtain such information.

         6.4  Intentionally Omitted.

         6.5 Returns. Cause returns and allowances, if any, as between Borrowers and their Account Debtors to be on the same basis and in accordance with the usual customary practices of Borrowers, as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to any Borrower, the applicable Borrower promptly shall determine the reason for such return and, if the applicable Borrower accepts such return, issue a credit memorandum (with a copy to be sent to Foothill) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to any Borrower, the applicable Borrower promptly shall determine the reason for such return and, if Foothill consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Foothill) in the appropriate amount to such Account Debtor.

        6.6 Title to Equipment. Upon Foothill's request, Borrowers immediately shall deliver to Foothill, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

         6.7 Maintenance of Equipment. Maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items of Equipment that constitute fixtures on the Closing Date, Borrowers shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and such Equipment shall at all times remain personal property.

         6.8 Taxes. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrowers or any of their property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrowers shall make due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Foothill, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Borrowers will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Foothill with proof satisfactory to Foothill indicating that Borrowers have made such payments or deposits.

         6.9  Insurance.

              (a) At Borrowers' expense, keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Borrowers also shall maintain business interruption, public liability, product liability, and property damage insurance relating to Borrowers' ownership and use of the Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

              (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Foothill. All insurance required herein shall be written by companies which are authorized to do insurance business in the State of California. All hazard insurance and such other insurance as Foothill shall specify, shall contain a California Form 438BFU (NS) mortgagee endorsement, or an equivalent endorsement satisfactory to Foothill, showing Foothill as sole loss payee thereof, and shall contain a waiver of warranties. Every policy of insurance referred to in this
Section 6.9 shall contain an agreement by the insurer that it will not cancel
-----------
such policy except after 30 days prior written notice to Foothill and that any loss payable thereunder shall be payable notwithstanding any act or negligence of Borrowers or Foothill which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding occupancy or use of the Real Property for purposes more hazardous than permitted by the terms of such policy. Borrowers shall deliver to Foothill certified copies of such policies of insurance and evidence of the payment of all premiums therefor.

              (c) Original policies or certificates thereof satisfactory to Foothill evidencing such insurance shall be delivered to Foothill at least 30 days prior to the expiration of the existing or preceding policies. Administrative Borrower shall give Foothill prompt notice of any loss covered by such insurance, and Foothill shall have the right to adjust any loss. Foothill shall have the exclusive right to adjust all losses payable under any such insurance policies without any liability to Borrowers whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy including the insurance policies mentioned above, shall be paid over to Foothill to be applied at the option of Foothill either to the prepayment of the Obligations without premium, in such order or manner as Foothill may elect, or shall be disbursed to Administrative Borrower under stage payment terms satisfactory to Foothill for application to the cost of repairs, replacements, or restorations. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default, Foothill shall have the right to apply all prepaid premiums to the payment of the Obligations in such order or form as Foothill shall determine.

              (d) Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.9, unless Foothill is included thereon as named insured
           -----------
with the loss payable to Foothill under a standard California 438BFU (NS) Mortgagee endorsement, or its local equivalent. Administrative Borrower immediately shall notify Foothill whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals of such policies immediately shall be provided to Foothill.

         6.10 No Setoffs or Counterclaims. Make payments hereunder and under the other Loan Documents by or on behalf of Borrowers without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

         6.11 Location of Inventory and Equipment. Keep the Inventory and Equipment only at the locations identified on Schedule 6.11; provided, however,
                                              -------------  --------  -------
that Administrative Borrower may amend Schedule 6.11 so long as such amendment
                                       -------------
occurs by written notice to Foothill not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, the applicable Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests in such assets and also provides to Foothill a Collateral Access Agreement.

         6.12 Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not have and could not reasonably be expected to cause a Material Adverse Change.

         6.13  Intentionally Omitted.

         6.14 Leases. Pay within 30 days when due all rents and other amounts payable under any leases to which any Borrower is a party or by which any Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest.

         6.15 Litigation. Promptly notify Foothill, in writing, of any material litigation, governmental investigations or complaints filed against Borrowers.

     7.  NEGATIVE COVENANTS.

         Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrowers will not do and shall cause each of their Subsidiaries to not do any of the following:

         7.1 Indebtedness. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

              (a)  Indebtedness evidenced by this Agreement;

              (b)  Indebtedness set forth on Schedule 5.20;
                                             -------------
              (c)  Indebtedness secured by Permitted Liens; and

              (d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or
                                            -----------
renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrowers, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to Foothill as those applicable to the refinanced Indebtedness.

        7.2 Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of their property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under
Section 7.1(d) and so long as the replacement Liens only encumber those assets
-------------
or property that secured the original Indebtedness).

        7.3 Restrictions on Fundamental Changes. Without Foothill's prior written consent, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets.

         7.4 Disposal of Assets. Sell, lease, assign, transfer, or otherwise dispose of the properties or assets of any Borrower other than sales of Inventory to buyers in the ordinary course of such Borrower's business as currently conducted.

         7.5 Change Name. Change any Borrower's name, FEIN, corporate structure (within the meaning of Division 9 of the Code), jurisdiction of organization or identity, or add any new fictitious name.

         7.6 Guarantee. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Borrowers or which are transmitted or turned over to Foothill.

         7.7 Nature of Business. Make any change in the principal nature of Borrowers' business.

         7.8  Prepayments and Amendments.

              (a)  Except in connection with a refinancing permitted by Section
                                                                        -------
7.1(d), prepay, redeem, retire, defease, purchase, or otherwise acquire any
-----
Indebtedness owing to any third Person, other than the Obligations in accordance with this Agreement; provided, however, that Borrowers may pay $8,000,000 to Siemens AG and/or redeem the Senior Convertible Notes so long as immediately after such payment or redemption is made Borrowers' shall have not less than $10,000,000 of Excess Availability, and

              (b) Directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b), (c), or (d).
      ----------------------------

         7.9 Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

         7.10 Consignments. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

         7.11 Distributions. Other than distributions, or the declaration and payment of dividends, by a Borrower to another Borrower, make any distribution or declare or pay any dividends (in cash or other property, other than capital stock) on, or purchase, acquire, redeem, or retire any of any Borrower's capital stock, of any class, whether now or hereafter outstanding.

         7.12 Accounting Methods. Modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrowers' accounting records without said accounting firm or service bureau agreeing to provide Foothill information regarding the Collateral or Borrowers' financial condition. Borrowers waive the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Foothill pursuant to or in accordance with this Agreement, and agrees that Foothill may contact directly any such accounting firm or service bureau in order to obtain such information.

         7.13  Investments.   Directly or indirectly make, acquire, or incur any
liabilities (including contingent obligations) for or in connection with (a) the acquisition of the securities (whether debt or equity) of, or other interests in, a Person, (b) loans, advances, capital contributions, or transfers of property to a Person, or (c) the acquisition of all or substantially all of the properties or assets of a Person; provided, however, that so long as no Event of
                                  --------  -------
Default has occurred and is continuing, Borrowers shall be entitled to acquire the equity instruments or assets of another Person so long as (x) the amount expended by Borrowers, either individually or in the aggregate with other acquisitions made during the same calendar year, does not exceed $1,000,000),
(y) immediately after the consummation of such acquisition Borrowers have Excess Availability of not less than $7,500,000, and (z) no Account acquired by Borrowers or of the Person whose equity instruments were acquired by Borrowers shall be an Eligible Account.

         7.14 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of any Borrowers except for transactions that are in the ordinary course of Borrowers' business, upon fair and reasonable terms, that are fully disclosed to Foothill, and that are no less favorable to Borrowers than would be obtained in an arm's length transaction with a non-Affiliate.

         7.15 Suspension. Suspend or go out of a substantial portion of their business.

         7.16  Intentionally Omitted.

        7.17  Use of Proceeds.   Use the proceeds of the Advances made
hereunder for any purpose other than (i) on the Closing Date, (y) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender, and (z) to pay transactional costs and expenses incurred in connection with this Agreement, and (ii) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes.

        7.18 Change in Location of Chief Executive Office; Inventory and Equipment with Bailees. Relocate their chief executive office to a new location without providing 30 days prior written notification thereof to Foothill and so long as, at the time of such written notification, the applicable Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests and also provides to Foothill a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Foothill's prior written consent.

        7.19 Securities Accounts. Establish or maintain any Securities Account unless Foothill shall have received a Control Agreement in respect of such Securities Account. Borrowers agree to not transfer assets out of any Securities Account; provided, however, that, so long as no Event of Default has occurred
         --------  -------
and is continuing or would result therefrom, Borrowers may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement.

        7.20    Financial Covenants.  Fail to maintain:

                (a) Tangible Net Worth of at least the following amounts as of the dates specified below:

        Quarter Ending               Minimum Tangible Net Worth
        --------------               --------------------------
        March 31, 2001                      $ 57,944.000
        June 30, 2001                       $ 58,031,000
        September 30, 2001                  $ 61,066,000
        December 31, 2001                   $ 66,563,000
        March 31, 2002                      $ 69,580,000
        June 30, 2002                       $ 73,067,000
        September 30, 2002                  $ 77,604,000
        December 31, 2002                   $ 83,546,000
        March 31, 2003                      $ 87,913,000

        June 30, 2003                       $ 92,635,000
        September 30, 2003                  $ 97,211,000
        December 31, 2003                   $102,714,000

                (b) EBITDA of at least the following amounts as of the dates specified below:

        Quarter Ending               Minimum EBITDA
        --------------               --------------
        March 31, 2001                 $ 3,121,000
        June 30, 2001                  $ 5,613,000
        September 30, 2001             $10,540,000
        December 31, 2001              $16,830,000
        March 31, 2002                 $18,831,000
        June 30, 2002                  $21,965,000
        September 30, 2002             $23,083,000
        December 31, 2002              $23,248,000
        March 31, 2003                 $24,516,000
        June 30, 2003                  $25,671,000
        September 30, 2003             $26,699,000
        December 31, 2003              $27,827,000

        7.21 Capital Expenditures. Make capital expenditures in any fiscal year in excess of $13,000,000.

    8.  EVENTS OF DEFAULT.

        Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

        8.1 If Borrowers fail to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Foothill, reimbursement of Foothill Expenses, or other amounts constituting Obligations);

        8.2 If Borrowers fail to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrowers and Foothill;

        8.3   If there is a Material Adverse Change;

        8.4 If any material portion of any Borrower's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;

        8.5   If an Insolvency Proceeding is commenced by any Borrower;

        8.6 If an Insolvency Proceeding is commenced against any Borrower and any of the following events occur: (a) such Borrower consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such
                       --------  -------
period, Foothill shall be relieved of its obligation to extend credit hereunder;
(d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Borrower; or (e) an order for relief shall have been issued or entered therein;

        8.7 If any Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

        8.8 If a notice of Lien, levy, or assessment is filed of record with respect to any of any Borrower's properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of such Borrower's properties or assets and the same is not paid before such payment is delinquent;

        8.9 If a judgment or other claim becomes a Lien or encumbrance upon any material portion of any Borrower's properties or assets;

        8.10 If there is a default in any material agreement, including without limitation the Senior Convertible Notes, to which any Borrower is a party with one or more third Persons and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of such Borrower's obligations thereunder;

        8.11 If any Borrower makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

        8.12 If any misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to Foothill by any Borrower or any officer, employee, agent, or director of any Borrower, or if any such warranty or representation is withdrawn;

        8.13 If the obligation of any guarantor under its guaranty or other third Person under any Loan Document is limited or terminated by operation of law or by the guarantor or other third Person thereunder, or any such guarantor or other third Person becomes the subject of an Insolvency Proceeding;

        8.14 If this Agreement or any other Loan Document that purports to create a Lien in favor of Foothill, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby; or

        8.15 Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Borrower, or a proceeding shall be commenced by any Borrower, or by any Governmental Authority having jurisdiction over any Borrower, seeking to establish the invalidity or unenforceability thereof, or any Borrower shall deny that any Borrower has any liability or obligation purported to be created under any Loan Document.

    9.  FOOTHILL'S RIGHTS AND REMEDIES.

        9.1 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default Foothill may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrowers:

             (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

             (b) Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between Borrowers and Foothill;

             (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Foothill, but without affecting any of Foothill's Liens in the Collateral and without affecting the Obligations;

             (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Foothill considers advisable, and in such cases, Foothill will credit Loan Account with only the net amounts received by Foothill in payment of such disputed Accounts after deducting all Foothill Expenses incurred or expended in connection therewith;

             (e) Cause Borrowers to hold all returned Inventory in trust for Foothill, segregate all returned Inventory from all other property of Borrowers or in Borrowers' possession and conspicuously label said returned Inventory as the property of Foothill;

             (f) Without notice to or demand upon any Borrower or any guarantor, make such payments and do such acts as Foothill considers necessary or reasonable to protect its security interests in the Collateral. Each Borrower agrees to assemble the Collateral if Foothill so requires, and to make the Collateral available to Foothill as Foothill may designate. Each Borrower authorizes Foothill to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Foothill's determination appears to conflict with Foothill's Lien and to pay all expenses incurred in connection therewith and to charge Borrowers' Loan Account therefor. With respect to any of any Borrower's owned or leased premises, each Borrower hereby grants Foothill a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of Foothill's rights or remedies provided herein, at law, in equity, or otherwise;

             (g) Without notice to any Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Division 9 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrowers held by Foothill (including any amounts received in the Lockbox Accounts), or (ii) indebtedness at any time owing to or for the credit or the account of any Borrower held by Foothill;

             (h) Hold, as cash collateral, any and all balances and deposits of any Borrower held by Foothill, and any amounts received in the Lockbox Accounts, to secure the full and final repayment of all of the Obligations;

             (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Foothill is hereby granted a license or other right to use, without charge, each Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and each Borrower's rights under all licenses and all franchise agreements shall inure to Foothill's benefit;

             (j) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrowers' premises) as Foothill determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

             (k) Foothill shall give notice of the disposition of the Collateral as follows:

                  (1) Foothill shall give Administrative Borrower (for the benefit of the applicable Borrower) a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

                  (2) The notice shall be personally delivered or mailed, postage prepaid, to Administrative Borrower as provided in Section 12, at least
                                                           ----------
five days before the date fixed for the sale, or at least five days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market.

                  (3) If the sale is to be a public sale, Foothill also shall give notice of the time and place by publishing a notice one time at least five days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

             (l)  Foothill may credit bid and purchase at any public sale;

             (m) Foothill may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing

             (n) Foothill shall have all other rights and remedies available to it at law or in equity pursuant to any other Loan Documents; and

             (o) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrowers. Any excess will be returned, without interest and subject to the rights of third Persons, by Foothill to Administrative Borrower (for the benefit of the applicable Borrower).

        9.2 Remedies Cumulative. Foothill's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Foothill shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Foothill of one right or remedy shall be deemed an election, and no waiver by Foothill of any Event of Default shall be deemed a continuing waiver. No delay by Foothill shall constitute a waiver, election, or acquiescence by it.

    10.  TAXES AND EXPENSES.

         If any Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Foothill determines, in its Permitted Discretion, that such failure by any Borrower could result in a Material Adverse Change, Foothill may do any or all of the following without prior notice to any Borrower: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrowers' Loan Account as Foothill deems necessary to protect Foothill from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 6.10,
                                                                ------------
and take any action with respect to such policies as Foothill deems prudent.
Any such amounts paid by Foothill shall constitute Foothill Expenses. Any such payments made by Foothill shall not constitute an agreement by Foothill to make similar payments in the future or a waiver by Foothill of any Event of Default under this Agreement. Foothill need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

    11. WAIVERS; INDEMNIFICATION.

        11.1 Demand; Protest; etc. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Foothill on which any Borrower may in any way be liable.

        11.2 Foothill's Liability for Collateral. So long as Foothill complies with its obligations, if any, under the Code, Foothill shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers.

        11.3 Indemnification. Borrower shall pay, indemnify, defend, and hold Foothill, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein or therein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Borrowers shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that
                  ------------
a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrowers were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto.

    12.  NOTICES.

         Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail, or telefacsimile to the

Administrative Borrower (for the benefit of all Borrowers) or to Foothill, as the case may be, at its address set forth below:

     If to Administrative Borrower:  P-COM, INC.
                                     3175 Winchester Boulevard
                                     Campbell, California  95008
                                     Attn:   Leighton Stephenson,
                                             Chief Financial Officer
                                     Fax No. 408.874.4324

     with copies to:                 BROBECK, PHLEGER & HARRISON LLP
                                     12390 El Camino Road
                                     San Diego, California 92130
                                     Attn:  Maria K. Pum
                                     Fax No.  858.720.2555

     If to Foothill:                 FOOTHILL CAPITAL CORPORATION
                                     2450 Colorado Avenue
                                     Suite 3000 W
                                     Santa Monica, California  90404
                                     Attn:  Business Finance Division Manager
                                     Fax No. 310.453.7300

     with copies to:                 BUCHALTER, NEMER, FIELDS &
                                     YOUNGER
                                     601 South Figueroa Street, Suite 2400
                                     Los Angeles, California  90017-5704
                                     Attn:   Robert C. Colton, Esq.
                                     Fax No.:  213.896.0400

          The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other
                                                            ----------
than notices by Foothill in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or three days after the deposit thereof in the mail. Each Borrower acknowledges and agrees that notices sent by Foothill in connection with enforcement rights against the Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by electronic mail, telefacsimile or other similar method set forth above.

    13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

        13.1 THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING

HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

        13.2 THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA OR, AT THE SOLE OPTION OF FOOTHILL, IN ANOTHER COUNTY IN CALIFORNIA PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT
                     --------  -------
AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT FOOTHILL'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE FOOTHILL ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.

        13.3 BORROWERS AND FOOTHILL WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13. BORROWERS AND FOOTHILL HEREBY WAIVE THEIR
                     ----------
RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWERS AND FOOTHILL REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

    14. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS

        14.1  Assignments and Participations

              (a) Foothill may assign and delegate to one or more assignees (each an "Assignee") all, or any ratable part of all, of the Obligations and the
         ---------
other rights and obligations of Foothill hereunder and under the other Loan Documents; provided, however, that Borrowers may continue to deal solely and
           --------  -------
directly with Foothill in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Administrative Borrower by Foothill and the Assignee an appropriate assignment and acceptance agreement.

              (b)  From and after the date that Foothill provides
Administrative Borrower with such written notice and executed assignment and acceptance agreement, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment and acceptance agreement, shall have the assigned and delegated rights and obligations of Foothill under the Loan Documents, and (ii) Foothill shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned and delegated by it pursuant to such assignment and acceptance agreement, relinquish its rights (except with respect to Section 11.3 hereof)
                                                         ------------
and be released from its obligations under this Agreement (and in the case of an assignment and acceptance agreement covering all or the remaining portion of Foothill's rights and obligations under this Agreement and the other Loan Documents, Foothill shall cease to be a party hereto and thereto), and such assignment shall affect a novation between Borrowers and the Assignee.

              (c) Immediately upon Borrower's receipt of such fully executed assignment and acceptance agreement, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the rights and duties of Foothill arising therefrom.

              (d) Foothill may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of Foothill (a "Participant") participating interests in Obligations and the other rights and
 -----------
interests of Foothill hereunder and under the other Loan Documents; provided,
                                                                    --------
however, that (i) Foothill shall remain the "Foothill" for all purposes of this
-------
Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations and the other rights and interests of Foothill hereunder shall not constitute a "Foothill" hereunder or under the other Loan Documents and Foothill's obligations under this Agreement shall remain unchanged, (ii) Foothill shall remain solely responsible for the performance of such obligations, (iii) Borrowers and Foothill shall continue to deal solely and directly with each other in connection with Foothill's rights and obligations under this Agreement and the other Loan Documents, (iv) Foothill shall not transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through Foothill, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrowers hereunder shall be determined as if Foothill had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Foothill under this Agreement. The rights of any Participant only shall be derivative through Foothill and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to Borrowers, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by Foothill.

              (e) In connection with any such assignment or participation or proposed assignment or participation, a Foothill may disclose all documents and information which it now or hereafter may have relating to Borrowers or Borrowers' business.

              (f) Any other provision in this Agreement notwithstanding, Foothill may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR (S)203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

        14.2  Successors.  This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided,
                                                                 --------
however, that Borrowers may not assign this Agreement or any rights or duties
-------
hereunder without Foothill's prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by Foothill shall release any Borrower from its Obligations. Foothill may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 14.1 hereof and, except as expressly required pursuant to
            ------------
Section 14.1 hereof, no consent or approval by any Borrower is required in
------------
connection with any such assignment.

    15. AMENDMENTS; WAIVERS.

        15.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrowers therefrom, shall be effective unless the same shall be in writing and signed by Foothill and Administrative Borrower (on behalf of all Borrowers) and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given

        15.2 No Waivers; Cumulative Remedies. No failure by Foothill to exercise any right, remedy, or option under this Agreement or, any other Loan Document, or delay by Foothill in exercising the same, will operate as a waiver thereof. No waiver by Foothill will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Foothill on any occasion shall affect or diminish Foothill's rights thereafter to require strict performance by Borrowers of any provision of this Agreement. Foothill's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Foothill may have.

    16. GENERAL PROVISIONS.

        16.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrowers and Foothill.

        16.2 Destruction of Borrowers' Documents. All documents, schedules, invoices, agings, or other papers delivered to Foothill may be destroyed or otherwise disposed of by Foothill four months after they are delivered to or received by Foothill, unless Administrative Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrowers' expense, for their return.

        16.3 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

        16.4 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Foothill or Borrowers, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

        16.5 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

        16.6 Withholding Taxes. All payments made by Borrowers hereunder or under any note will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of Foothill, or (ii) to the extent that such tax results from a change in the circumstances of Foothill, including a change in the residence, place of organization, or principal place of business of Foothill, or a change in the branch or lending office of Foothill participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, each Borrower
                 -----
agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this Section 16.6 after
                                                           ------------
withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrowers shall not be
                                --------  -------
required to increase any such amounts payable to Foothill if the increase in such amount payable results from Foothill's own willful misconduct or gross negligence. Borrowers will furnish to Foothill as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrowers.

        16.7 Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

        16.8 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by any Borrower or any guarantor of the Obligations or the transfer by either or both of such parties to Foothill of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Foothill is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Foothill is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Foothill related thereto, the liability of Borrowers or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

        16.9 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

        16.10 P-Com as Agent for Borrowers. Each Borrower hereby irrevocably appoints P-Com as the borrowing agent and attorney-in-fact for all Borrowers (the "Administrative Borrower") which appointment shall remain in full force and
      -----------------------
effect unless and until Foothill shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide Foothill with all notices with respect to Advances obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and
(ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Advances and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Foothill shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce Foothill to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify Foothill and hold Foothill harmless against any and all liability, expense, loss or claim of damage or injury, made against Foothill by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of Borrowers as herein provided, (b) Foothill's relying on any instructions of the Administrative Borrower, or (c) any other action taken by Foothill hereunder or under the other Loan Documents, except that Borrowers will have no liability to

Foothill under this Section 16.10 with respect to any liability that has been
                    -------------
finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of Foothill.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in Los Angeles, California.

                              P-COM, INC.,
                              a Delaware corporation

                              By /s/ Leighton J. Stephenson
                                -------------------------------------

                              Title: Chief Financial Officer
                                    ---------------------------------

                              P-COM NETWORK SERVICES, INC.,
                              a Delaware corporation

                              By /s/ Leighton J. Stephenson
                                -------------------------------------

                              Title: Chief Financial Officer
                                    ---------------------------------

                              FOOTHILL CAPITAL CORPORATION,
                              a California corporation

                              By /s/ Katy Brooks
                                -------------------------------------

                              Title: Vice President, Underwriter
                                    ---------------------------------

                       COMPLIANCE CERTIFICATE SAMPLE COPY

                   (Loan and Security Agreement Section 6.3)



Date _______________


FOOTHILL CAPITAL CORPORATION
2450 Colorado Avenue, Suite 3000W
Santa Monica, California 90404
Attention:  ________________________

RE: Loan and Security Agreement, dated as of March 29, 2001 (the "Agreement") by and among FOOTHILL CAPITAL CORPORATION ("Foothill"), P-COM, INC. ("P-Com") and P-COM NETWORK SERVICES, INC. ("Network" and together with P-Com, "Borrowers")

Dear _______________:

In accordance with Section 6.3 of the Agreement, this letter shall serve as certification to Foothill that to the best of my knowledge: (i) all financial statements have been prepared in accordance with GAAP and fairly represent the financial condition of Borrowers, (ii) the representations and warranties of Borrowers set forth in the Agreement and other Loan Documents are true and correct in all material respects on and as of the date of this certification,
(iii) as demonstrated on Exhibit 1 attached hereto, each Borrower is in compliance with each of its financial covenants set forth in Sections 7.20 and
7.21 of the Agreement as of the date of this certification, and (iv) there does not exist any condition or event that constitutes a Default or Event of Default. Such certification is made as of the fiscal month ending ______________.


Sincerely,


Chief Financial Officer

                                  Exhibit C-1